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                                  Exhibit 21
                      Subsidiaries of Rose Hills Company
                    (formerly Rose Hills Acquisition Corp.)


Names                                         State of Incorporation
-----                                         ----------------------
Rose Hills, Inc.                              Delaware
RH Mortuary Corporation                       Delaware
RH Satellite Properties Corp.                 Delaware
A.L. Cemetery, Inc.                           California
Colton Funeral Chapel, Inc.                   California
Custer Christiansen Covina Mortuary, Inc.     California
Dimond Service Corporation                    California
Glasband Willen Mortuaries                    California
Grove Colonial Mortuary                       California
Harbor Lawn Memorial Park, Inc.               California
Neel Funeral Directors, Inc.                  California
Richardson-Peterson Mortuary, Inc.            California
Rose Hills Mortuary, Inc.                     California
Rose Hills Mortuary, L.P.                     California
San Fernando Mortuary, Inc.                   California
White Funeral Home, Inc.                      California
Workman Mill Investment Company               California